SUBSCRIPTION FORM


To:      I-TRACK, INC.

         The undersigned hereby acknowledges receipt of the Prospectus, dated ___________, 2000, of i-Track, Inc. (the "Company") and subscribes for the following number of Shares of the Company upon the terms and conditions set forth therein:

Number of Shares:                           All  subscriptions  are  subject  to
                    -------------           acceptance   by   the   Company,  to
Price Per Share:    $                       availability, and  to certain  other
                    -------------           conditions, and any subscription may
Payment Enclosed:   $                       be declined in  whole or in  part by
                    -------------           return  of the  subscription  monies
                                            without interest.
(Make checks payable to "i-Track, Inc.")

                                            Accepted by Company:
Date:_________________, 2000
                                            ------------------------------------
                                            Authorized officer
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                                            for                Shares
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(Signature(s) of Subcriber(s)

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Social Security or Tax I.D.                 Check one if more than one owner:

The certificates for such stock are         [ ] Joint tenants WRS
to be issued as follows:
                                            [ ] Tenants in Common

-----------------------------------         [ ] Custodian under UGMA
Name(s)
                                            Other:
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Address

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